                  [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]





March 5, 1996


Willkie Farr & Gallagher
153 East 53rd Street
New York, New York  10022-4669

         RE:      WARBURG, PINCUS GROWTH & INCOME FUND, INC.

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Warburg, Pincus Growth & Income Fund, Inc., a Maryland corporation (the "Acquiring Fund"), in connection with the proposed acquisition by the Acquiring Fund of all or substantially all the assets and liabilities of Warburg Pincus Growth & Income Fund (the "Acquired Fund"), a portfolio of The RBB Fund, Inc. (the "RBB Fund"), a Maryland corporation, in exchange for Common and Advisor shares of the Acquiring Fund (the "Common Shares" and "Advisor Shares," respectively), pursuant to an Agreement and Plan of Reorganization to be executed by the Acquiring Fund and by the RBB Fund on behalf of the Acquired Fund (the "Plan").

         We have examined the Acquiring Fund's Registration Statement on Form N-14 substantially in the form in which it is to become effective (the "N-14 Registration Statement"), the Acquiring Fund's Articles of Incorporation and Bylaws, and the Plan substantially in the form in which it is to be attached to the Prospectus/Proxy Statement included in the N-14 Registration Statement. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Acquiring Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

         We have also examined and relied upon other documents and certificates with respect to factual matters and we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as

Willkie Farr & Gallagher
March 5, 1996
Page 2


originals, and the conformity with originals of all documents submitted to us as copies. We have further assumed that the Plan constitutes the legal, valid and binding obligation of the RBB Fund, enforceable against the RBB Fund in accordance with its terms, and, further, that the number of Common Shares and Advisor Shares to be issued by the Acquiring Fund and then distributed to the shareholders of the Acquired Fund pursuant to the Plan will not exceed the respective number of then unissued Common Shares and Advisor Shares of the Acquiring Fund authorized in the Acquiring Fund's Articles of Incorporation.

         Based upon the foregoing, we are of the opinion that:

         1. The Acquiring Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

         2. The Common Shares and Advisor Shares of the Acquiring Fund to be issued as contemplated in the Plan have been, to the extent of the number of shares of the respective class authorized in the Articles of Incorporation of the Acquiring Fund and then unissued, duly authorized, and, subject to the receipt by the Acquiring Fund of consideration equal to the net asset value thereof (but in no event less than the par value thereof), when issued in accordance with the Plan will be validly issued, fully paid and nonassessable Common Shares and Advisor Shares of the Acquiring Fund under the laws of the State of Maryland.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities of "blue sky" laws of Maryland, to federal securities laws or to other laws.

Willkie Farr & Gallagher
March 5, 1996
Page 3


         You may rely on our foregoing opinion in rendering your opinion to the Acquiring Fund that is to be filed as an exhibit to the N-14 Registration Statement. We consent to the filing of this opinion as an exhibit to the N-14 Registration Statement and the reference to us under the caption "Legal Matters" in the Prospectus/Proxy Statement included in the N-14 Registration Statement. We do not thereby admit that we are "experts" as that term is used in the Securities Act of 1933 and the regulations thereunder.

                                           Very truly yours,

                                           /s/ Venable, Baetjer and Howard, LLP



BA3DOCS1/0032584.01(ss.2)